NATIONAL AMERICAN UNIVERSITY AND CAMDEN LEARNING
CORPORATION COMPLETE BUSINESS COMBINATION AFTER STOCKHOLDERS AND WARRANTHOLDERS APPROVE ALL PROPOSALS

RAPID CITY, SD and BALTIMORE, MD – November 23, 2009 – Dlorah, Inc., a privately-held company doing business as National American University, and Camden Learning Corporation, a publicly-held company (OTCBB: Units: “CAELU,” Common Stock: “CAEL,” Warrants: “CAELW”), today jointly announced they have completed their business combination.  Dlorah will continue to own and operate National American University, a private, for-profit university with multiple campuses in the United States, which offers undergraduate and graduate programs.  Camden, now known as “National American University Holdings, Inc.,” is the publicly-traded holding company of Dlorah.  National American University Holdings, Inc. common stock is expected to be traded on the OTCBB under the symbol “NAUH”.

At a Special Meeting of Warrantholders today, the Camden warrantholders approved the proposed amendment to the warrant agreement governing its outstanding warrants, and at a Special Meeting of Stockholders today, the Camden stockholders approved the proposed business combination with Dlorah, Inc. as well as related proposals.

“We are very pleased that our stockholders approved the transaction with Dlorah,” stated David L. Warnock, Chairman and Chief Executive Officer of Camden.  “This transaction provides National American University with the platform to execute its growth strategy of delivering high-quality academic programs and services to students across the world and allows the Camden Learning stockholders to participate in the growth of National American University.  We are excited about National American University’s opportunities in the areas of hybrid learning, nursing and online education.  We at Camden Partners are also proud, having raised the first education SPAC to have completed a transaction with such an outstanding institution.”

Ronald L. Shape, Ed., Chief Executive Officer of National American University, added, “This transaction represents an important milestone for National American University.”

Robert Buckingham, Chairman of Dlorah, stated, “The Buckingham family is extremely pleased to complete this transaction.  We believe that National American University will benefit greatly by being public.  I have the utmost confidence in the ability of our strong management team to continue to lead the university and to further develop the university’s academic programs and services.”

The senior management of National American University, led by Dr. Jerry Gallentine (University President), Dr. Ronald Shape (CEO and interim CFO), and Dr. Sam Kerr (Provost and General Counsel), will continue to lead the university.  Mr. Robert Buckingham will continue to serve as the Chairman of the Board.

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In accordance with the terms of the transaction, all of the issued and outstanding equity interests of Dlorah were exchanged for  (i) 100,000 shares of Class A Common Stock, which is convertible into 15,730,000 shares of Camden common stock, (ii) 2,800,000 newly issued common stock purchase warrants to purchase up to 2,800,000 shares of Camden common stock at a price of $5.50 per share, and (iii) 250,000 shares of restricted common stock, which shall not be freely tradable until such time as the Camden common stock trades at or above $8.00 per share for any sixty (60) consecutive trading day period.  In connection with the transaction, Dlorah became a wholly-owned subsidiary of Camden.  In accordance with the warrant redemption proposal, which was approved at the Special Meeting of Warrantholders, all of Camden’s outstanding public warrants are being redeemed at a price of $0.50 per warrant following the closing with Dlorah.  The units and warrants of Camden are expected to cease trading on the OTCBB at the close of business on November 24, 2009.

At the Special Meeting of Stockholders, Camden’s stockholders also approved the following related proposals: (i) an amendment to the amended and restated certificate of incorporation to change the name of the Company from “Camden Learning Corporation” to “National American University Holdings, Inc.”, (ii) an amendment to the amended and restated certificate of incorporation of the Company to increase the authorized capital stock from 21,000,000 shares, consisting of 20,000,000 shares of common stock and 1,000,000 shares of preferred stock, to 51,100,000 shares, consisting of 50,000,000 shares of common stock, 100,000 shares of Class A Common Stock and 1,000,000 shares of preferred stock, (iii) an amendment to Camden’s amended and restated certificate of incorporation to create a new class of common stock designated as Class A Common Stock, (iv) an amendment to Camden’s amended and restated certificate of incorporation to eliminate certain special purpose acquisition company provisions therein, which among other things, provide for Camden’s perpetual existence following consummation of the business combination, and (v) the adoption of the 2009 Stock Option and Compensation Plan.

The transaction was approved by more than 64% of the stockholders of Camden voting at the special meeting.  Approximately 1,877,418 shares issued in the Company’s initial public offering voted against the business combination with Dlorah and elected to be converted into a pro rata portion of the proceeds from Camden’s IPO held in trust ($7.92 per share), representing less than 30% of the shares issued in the IPO.

Advisors and Counsel

Morgan Joseph & Co. Inc. acted as financial advisor to Camden in connection with the transaction.  Ellenoff Grossman & Schole LLP acted as legal counsel for Camden.

Stifel, Nicolaus & Company Incorporated acted as financial advisor to Dlorah in connection with the transaction.  Gray, Plant, Mooty, Mooty & Bennett, P.A. acted as legal counsel for Dlorah.

About Camden Learning Corporation

Camden is a special purpose acquisition company formed in 2007 for the purpose of acquiring through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination one or more businesses or assets.  Camden’s initial public offering was consummated on December 5, 2007 and it received net proceeds of approximately $53 million through the sale of 6,250,000 units, including 376,300 units pursuant to the underwriters’ over-allotment option, at $8.00 per unit.  Each unit was comprised of one share of Camden common stock and one warrant with an exercise price of $5.50.  As of August 31, 2009, Camden held approximately $52.5 million (or approximately $7.92 per share) in a trust account maintained by an independent trustee, which will be released now that the transaction with Dlorah has been consummated.

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About National American University

Accredited by the Higher Learning Commission and a member of the North Central Association of Colleges and Schools, National American University has been providing quality career education since 1941.  National American University opened its first campus in Rapid City, S.D., and the university has grown to 17 locations throughout the central United States.  In 1996, National American University started developing online courses through its distance learning virtual campus, and today offers students the flexibility and convenience to take classes when it fits their busy lifestyle.  Undergraduate program offerings vary from diploma, associate and bachelor’s degrees in areas ranging from accounting, allied health, athletic training, business, criminal justice, healthcare management, information technology, legal studies, organizational leadership, veterinary technology and nursing.  The university added graduate studies programs in 2000 and offers Master of Management and Master of Business Administration degrees.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding Camden, Dlorah and National American University’s business after completion of the proposed transactions.  Statements made in this release, other than those concerning historical financial information, may be considered forward-looking statements, which speak only as of the date of this release and are based on current beliefs and expectations and involve a number of assumptions.  These forward-looking statements include outlooks or expectations for earnings, revenues, expenses or other future financial or business performance, strategies or expectations, or the impact of legal or regulatory matters on business, results of operations or financial condition.  Specifically, forward-looking statements may include statements relating to the benefits of the transaction; the future financial performance of National American University; the ability to continue to receive Title IV funds; the growth of the market for National American University’s services; expansion plans and opportunities; consolidation in the market for National American University’s services generally; and other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.   These forward-looking statements involve a number of known and unknown risks and uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.  Some factors that could cause actual results to differ include: (1) National American University’s maintenance of Title IV eligibility and Department of Education/Higher Learning Commission accreditation following the proposed transaction; (2) success in retaining or recruiting, or changes required in, National American University’s officers, key employees or directors; (3) the potential liquidity and trading of National American University’s common stock; (4) adverse tax consequences related to National American University Foundation; (5) Dlorah’s revenues and operating performance; (6) changes in overall economic conditions; (7) anticipated business development activities of National American University; (8) risks and costs associated with regulation of corporate governance and disclosure standards (including pursuant to Section 404 of the Sarbanes-Oxley Act of 2002); and (9) other risks referenced from time to time in National American University’s filings with the SEC and those factors listed in the proxy statement therein under “Risk Factors”.  National American University assumes no obligation to update the information contained in this release.

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November 23, 2009	Page 4

Contacts:

Camden Learning Corporation
Contact: Mr. David Warnock
410-878-6800
dwarnock@camdenpartners.com

Dlorah, Inc.
Contact: Dr. Ronald Shape
605-721-5220
rshape@national.edu

Investor Relations Counsel
The Equity Group Inc.
Adam Prior
212-836-9606
aprior@equityny.com